Exhibit 99.1

Unaudited Supplemental Financial Information

The following tables summarize the unaudited supplemental financial information of AMC Networks Inc. and subsidiaries (the "Company") for each of the quarters of 2013, and the years ended December 31, 2013 and 2012, to reflect the results of its operating segment reorganization that became effective in the first quarter of 2014. All dollar amounts are in thousands.
Revenues, net:

		For the three months ended,
	2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	2013
National Networks	$1,297,151	$371,670	$365,995	$381,147	$417,475	$1,536,287
International and Other	57,612	10,422	13,389	14,183	17,893	55,887
Inter-segment eliminations	(2,186)	(131)	(62)	(2)	(121)	(316)
Total	$1,352,577	$381,961	$379,322	$395,328	$435,247	$1,591,858
Technical and operating expense (excluding depreciation and amortization):

		For the three months ended,
	2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	2013
National Networks	$466,735	$123,947	$123,071	$143,117	$218,521	$608,656
International and Other	46,748	13,824	15,720	14,989	13,249	57,782
Inter-segment eliminations	(6,047)	(1,092)	(1,135)	(1,052)	(926)	(4,205)
Total	$507,436	$136,679	$137,656	$157,054	$230,844	$662,233
Selling, general and administrative expense:

		For the three months ended,
	2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	2013
National Networks	$341,404	$86,913	$96,680	$92,106	$92,943	$368,642
International and Other	55,522	12,545	12,298	13,845	18,409	57,097
Inter-segment eliminations	—	(5)	—	1	—	(4)
Total	$396,926	$99,453	$108,978	$105,952	$111,352	$425,735
Share-based compensation expense:

		For the three months ended,
	2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	2013
National Networks	$14,939	$3,784	$4,951	$4,463	$4,585	$17,783
International and Other	2,263	553	653	645	665	2,516
Total	$17,202	$4,337	$5,604	$5,108	$5,250	$20,299
Depreciation and amortization:

		For the three months ended,
	2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	2013
National Networks	$75,099	$15,299	$15,177	$6,635	$4,925	$42,036
International and Other	10,281	3,046	3,131	3,300	3,154	12,631
Total	$85,380	$18,345	$18,308	$9,935	$8,079	$54,667

Operating income (loss):

		For the three months ended,
	2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	2013
National Networks	$413,913	$145,511	$131,067	$139,289	$101,086	$516,953
International and Other (a)	(54,936)	(18,993)	115,184	(17,951)	(16,919)	61,321
Inter-segment eliminations	3,861	966	1,073	1,049	805	3,893
Total	$362,838	$127,484	$247,324	$122,387	$84,972	$582,167

(a)
Amounts for the three months ended June 30, 2013 and for the year ended December 31, 2013 include the litigation settlement gain of $132,944 recorded in connection with the settlement with DISH Network.

Adjusted Operating Cash Flow(1):

		For the three months ended,
	2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	2013
National Networks	$503,951	$164,594	$151,195	$150,387	$110,596	$576,772
International and Other	(42,395)	(15,394)	(13,976)	(14,006)	(13,100)	(56,476)
Inter-segment eliminations	3,861	966	1,073	1,049	805	3,893
Total	$465,417	$150,166	$138,292	$137,430	$98,301	$524,189
(1) The Company evaluates segment performance based on several factors, of which the primary financial measure is operating segment Adjusted Operating Cash Flow ("AOCF"). The Company defines AOCF, which is a financial measure that is not calculated in accordance with generally accepted accounting principles (“GAAP”), as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, restructuring expense or credit and the litigation settlement gain recorded in the second quarter of 2013 in connection with DISH Network.
The Company believes that AOCF is an appropriate measure for evaluating the operating performance on both an operating segment and consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.
Internally, the Company uses revenues, net and AOCF measures as the most important indicators of its business performance, and evaluates management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities and other measures of performance and/or liquidity presented in accordance with GAAP. Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.